Exhibit 99.1

CONSOLIDATED

QUARTERLY FINANCIAL

STATEMENTS

March 31, 2008

POST OFFICE BOX 1029

GREER, SC 29652

Message to Shareholders

Greer Bancshares Incorporated

April 30, 2008

Dear Shareholders and Friends:

We are very proud of our performance for the first quarter 2008, though we are well aware that the remainder of the year will contain its share of challenges. We are beginning to see the full effects of the unprecedented 300 basis point decline in the fed funds target rate, which has resulted in variable rate loan assets re-pricing far faster than corresponding liabilities, thus negatively impacting net interest margin. That said, we are pleased to be able to provide a good message to you with respect to our first quarter of 2008:

•	total assets reached $404.7 million as of March 31, 2008, up 12%, or $43.4 million in comparison to March 31, 2007;

•	total outstanding loans grew to $273 million, up 11%;

•	core deposits increased by $14.3 million or 7% over the past 12 months, which allowed for a $3.6 million decrease in wholesale funding;

•	net income for the quarter was $818.7 million for the first quarter ended March 31, 2008, up 15% in comparison to $710.4 million in the first quarter ended March 31, 2007; and

•	lastly, earnings per common diluted share were $0.33 for the first quarter ended March 31, 2008, up from $0.28 for the same period in 2007.

As of the end of March, we are at approximately 95% of our five year growth plan which was projected to run through December 31, 2009. We plan to achieve this five year target of $425 million in assets by December 31st of this year. As the treasury yield curve begins to convert to more of a positive slope over time, we anticipate that this growth in earning assets will translate into very satisfactory earnings levels. As noted above, the current operating environment is a difficult one. As such, we will work diligently to maintain and improve credit quality, while continuing a path of modest, high quality growth.

We are delighted to welcome John Gifford as the new leader of Greer Financial Services, the investment and financial planning division of Greer State Bank. John joined us during the first quarter and brings a wealth of talent and experience to the Bank. Meanwhile, our loan production office on Batesville Road continues to show impressive growth and performance, with very solid loan and fee income growth in the first quarter.

Lastly, we will attempt to aggressively manage the funding side of the balance sheet in order to maximize net interest margin opportunities during this cycle of the yield curve. The implementation of our e-Bonus checking product has assisted in this effort, along with ongoing review of pricing improvement opportunities on the wholesale funding side of the balance sheet.

As always, we thank you for your support and interest in our company. Our objective is to weather this storm in 2008, be a high performer relative to our peer group, and continue to give back and serve our community in a very meaningful way.

/s/ David M. Rogers	/s/ Kenneth M. Harper
David M. Rogers	Kenneth M. Harper
Chairman of the Board	President & Chief Executive Officer

*********************************

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) the level of allowance for loan losses; (v) the rate of delinquencies and amounts of charge-offs; (vi) the rate of loan growth; (vii) adverse changes in asset quality and resulting credit risk-related losses and expenses; (viii) general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (ix) changes occurring in business conditions and inflation; (x) changes in technology; (xi) changes in monetary and tax policies; (xii) loss of consumer confidence and economic disruptions resulting from terrorist activities; (xiii) changes in the securities markets; and (xiv) other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This release speaks only as of its date, and the Company disclaims any duty to update the information herein.

BALANCE SHEET

As of March 31, 2008

Unaudited

	In 000’s
	03/31/08	12/31/07
ASSETS

Cash and due from banks	$6,644	$7,049
Federal funds sold	101	—
Interest-bearing deposits	1,113	426
Investment securities
Held to maturity	18,624	19,586
Available for sale	84,948	79,565
Loans, less allowance for loan losses	270,841	260,778
Premises and equipment, net	6,569	6,573
Accrued interest receivable	2,098	2,448
Restricted stock	5,087	4,943
Other assets	8,657	8,337

TOTAL ASSETS	$404,682	$389,705

LIABILITIES

Deposits
Non interest-bearing	$34,916	$30,396
Interest-bearing	226,137	214,197

Total Deposits	261,053	244,593

Short tem debt	—	3,004
Long term debt	114,341	113,441
Other liabilities	4,554	4,231

TOTAL LIABILITIES	379,948	365,269

STOCKHOLDERS EQUITY:

Common stock	12,416	12,409
Additional paid in capital	3,296	3,260
Retained earnings	8,932	8,610
Accumulated other comprehensive income	90	157

Total Stockholders Equity	24,734	24,436

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$404,682	$389,705

STATEMENTS OF INCOME

As of March 31, 2008

Unaudited

	For the Quarter Ended In 000’s
	03/31/08	03/31/07
Interest Income
Loans (including fees)	$4,803	$5,004

Investment securities:
Taxable	1,096	782
Exempt from federal taxes	240	245
Federal Funds sold	29	57
Other	5	10

Total Interest Income	6,173	6,098

Interest Expense
Int. on deposit accounts	2,084	2,057
Int. on other borrowings	1,268	1,048

Total Interest Expense	3,352	3,105

Net Interest Income	2,821	2,993
Provision for Loan Losses	87	190

Net Interest Income after Provision for Loan Losses	2,734	2,803

Non-Interest Income
Customer service fees	219	222
Gain/(loss) on securities	101	—
Other operating income	530	366

Total Non-Interest Income	850	588

Non-Interest Expense
Salaries, wages & benefits	1,476	1,572
Occupancy and equipment	229	215
Postage and supplies	81	69
Other operating expense	688	588

Total Non-Interest Expense	2,474	2,444

Income Before Taxes	1,110	947
Provision for Income Taxes	291	237

Net Income	$819	$710

Unrealized gain/loss on available for sale securities	(130)	86
Less reclassification adjustments for (gains)/losses included in net income	63	—

Comprehensive Income	$752	$796

Weighted average shares outstanding:	2,474	2,474

Earnings per Common
Basic Share	$0.33	$0.29

Earnings per Common
Diluted Share	$0.33	$0.28

Note: Net income per share has been restated to reflect stock dividends paid and stock splits.

GREER BANCSHARES INCORPORATED AND

GREER STATE BANK

Directors

Mark S. Ashmore	Steven M. Bateman
Ashmore Bros, Inc/Century	Steven M. Bateman, CPA
Concrete	Owner
President

Walter M. Burch	Raj K. S. Dhillon
Retired	Motel Owner and
The Greer Citizen	Land Developer
Former Co-Publisher/
General Manager

Gary M. Griffin	Kenneth M. Harper
Mutual Home Stores	Greer State Bank
President & CEO

R. Dennis Hennett	Harold K. James
Retired	James Agency, Inc
Greer State Bank	Real Estate and Insurance
Former CEO	Vice President/Broker In Charge

Paul D. Lister	David M. Rogers
Paul D. Lister, CPA, LLC	Joshua’s Way, Inc
President	President

Theron C. Smith, III	C. Don Wall
Eye Associates of Carolina, P.A.	Professional Pharmacy of Greer
President	President

Greer State Bank Executive Officers
Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Executive Vice President/
Chief Financial Officer

Victor K. Grout
Executive Vice President &
Commercial Banking Manager

Greer Bancshares Incorporated
Kenneth M. Harper	J. Richard Medlock, Jr.
President & CEO	Secretary/Treasurer
Chief Financial Officer

GREER STATE BANK

OFFICE LOCATIONS

MAIN OFFICE &

GREER FINANCIAL SERVICES

1111 West Poinsett Street Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street Greer, South Carolina 29650

871 South Buncombe Road Greer, South Carolina 29650

3317 Wade Hampton Boulevard Taylors, SC 29687

COMMERCIAL & MORTGAGE

LOAN PRODUCTION OFFICE

103 C-2 Regency Commons Drive

Greer, SC 29650

864/877-2000

“TELEBANKER”—864/879-2265

www.greerstatebank.com

Member FDIC

GREER BANCSHARES INCORPORATED Post Office Box 1029 Greer, South Carolina 29652-1029	PRSRT STD U.S. Postage PAID Permit # 113 Greenville, SC